Exhibit 10.1
EXECUTION COPY


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     This second amendment to the Employment Agreement (as defined below), dated as of November 8, 2004 (this "Amendment"), is made between Asbury Automotive Group, Inc., a Delaware corporation (the "Company"), and Kenneth B. Gilman ("Executive").

                                    RECITALS

     WHEREAS Asbury Automotive Group, L.L.C. and Executive entered into the Employment Agreement, dated as of December 3, 2001, as amended February 26, 2004 (the "Employment Agreement");

     WHEREAS, on March 19, 2002, the Company became the successor in interest of Asbury Automotive Group, L.L.C.;

     WHEREAS the Company and Executive have agreed to renew the term of the Employment Agreement for an additional year through December 31, 2005, as contemplated by Section 12(c) of the Employment Agreement; and

     WHEREAS the Company and Executive desire to amend the Employment Agreement as set forth below.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 3(b) of the Employment Agreement is hereby amended by adding to the end of the second sentence therein the following:

     ; provided, however, that this sentence shall not be deemed breached by any other officer's reporting to the Board in order to comply with the Sarbanes-Oxley Act of 2002 or other applicable law or regulation
    (including applicable stock exchange requirements).

2. Section 5 of the Employment Agreement is hereby amended to read in its entirety as follows:

     Commencing in calendar year 2004, during the Term, Executive shall be entitled to earn an annual bonus pursuant to the Company's Key Executive Incentive Compensation Plan (or an applicable successor plan), on a calendar year basis, ("Target Bonus") of up to one times his Base Salary if the Company achieves specified objectives (the "Targets") established by the Compensation Committee (the "Compensation Committee") of the Board of Directors no later than the 90th day of each such year after consultation with the Executive, and the Compensation Committee certifies the achievement of such Targets. Such Targets shall be substantially similar to those Targets established for purposes of computing annual bonuses for other senior officers of the Company. If the Company's performance exceeds the Targets, Executive shall be entitled to receive an additional annual bonus of up to one times his Base Salary (the "Additional Bonus"). The Compensation Committee shall, after consultation with Executive, prescribe a schedule setting forth the percentage of the Additional Bonus Executive shall earn based on the performance of the Company in excess of the Targets. On or about December 15 of each year, the Company shall pay
     Executive 80% of the Target Bonus and Additional Bonus that the Compensation Committee determines in good faith is likely to be earned by Executive with respect to that year (the "Tentative Bonus"). The Compensation Committee shall certify whether the relevant performance goals have been achieved and, based on such certification, shall thereafter determine the actual Target Bonus and Additional Bonus earned by Executive with respect to the year described in the preceding sentence no later than 30 days after delivery to the Board of Directors of audited financial statements for the Company for the relevant calendar year (the "Actual Bonus"). If the Tentative Bonus paid to Executive is less than the Actual Bonus, the Company shall promptly pay Executive the difference. If the Tentative Bonus paid to Executive is more than the Actual Bonus, Executive shall promptly pay the Company the amount of the overpayments, and, to the extent such overpayments have not theretofore been paid by Executive to the Company, the Company shall be entitled to recover the amount of the overpayments from other payments due Executive, including, without limitation, Executive's Base Salary.

3. Section 6(d) is hereby added to the Employment Agreement to read in its entirety as follows:

     Executive shall be reimbursed by the Company for medical expenses incurred during the Term and covered by the Company's group medical plan as then in effect to the extent such plan does not reimburse such expenses, provided such expenses relate to underlying claims that are eligible for coverage under such plan. Such expenses shall include deductibles, co-payments, co-insurance, and amounts above the usual and customary level. Reimbursements shall not be provided for health expenses related to claims that are not deemed covered expenses by the group medical plan, even though they may be deductible expenses under Section 213 of the Internal Revenue Code of 1986, except to the extent such expenses are incurred during the Term and are currently being reimbursed by the Company as of November 8, 2004.

4. Section 6(e) is hereby added to the Employment Agreement to read in its entirety as follows:

     Upon Executive's termination of employment from the Company, Executive may elect to continue to participate in the Company's medical insurance plan until the earliest of (i) Executive becoming eligible for coverage under a similar plan of a subsequent employer; (ii) the Company's failing to obtain coverage for Executive under such plan with the applicable insurer of such plan; provided, however, that this clause (ii) shall not apply if the plan is self insured (and to the extent the Company only insures the plan through catastrophic stop-loss insurance, the plan shall be deemed to be self insured for purposes of this Section 6(e)); further provided, however, that the Company shall use its commercially reasonable best efforts to obtain coverage for Executive under such plan with the applicable insurer of such plan if the Company maintains such plan as an insured plan; (iii) such arrangement becoming prohibited by law or regulation; provided, however, that in such event, Executive's election to continue to participate in the Company's medical insurance plan shall be limited only to the extent necessary to comply with such law or regulation; and (iv) Executive's failure to comply with the payment requirements of this Section 6(e) (other than an inadvertent failure to timely make such payments). Executive shall be responsible for the full cost of such medical insurance coverage, which shall be billed at the Company's COBRA rate for such coverage as in effect from time to time (which may change from time to time to reflect changes in the cost of coverage) and which shall be payable in the same manner as the Company requires for COBRA payments generally. Notwithstanding the foregoing, this Section 6(e) shall not apply (A) in the event Executive is terminated for Good Cause (as defined below) or (B) following Executive's failure at any time to elect to continue such participation in the Company's medical insurance plan.

5. Section 12(a) of the Employment Agreement is hereby amended by adding to the end of such section the following:

     Notwithstanding the foregoing provisions of this Section 12(a), in all events (including without limitation a termination of employment described in Section 12(c)) the provisions of Section 6(e) shall apply in accordance with the terms thereof.

6. Section 12(d)(ii)(E) of the Employment Agreement is hereby amended by adding to the end of such clause the following:

     ; provided, however, that this clause (E) shall not be deemed breached by any other officer reporting to the Board in order to comply with the Sarbanes-Oxley Act of 2002 or other applicable law or regulation (including applicable stock exchange requirements);

7. Section 13(d) of the Employment Agreement is hereby amended to read in its entirety as follows:

     "Change in Control" shall have the meaning ascribed to the term "Change of Control" in the Company's 2002 Equity Incentive Plan as in effect on November 8, 2004 (without regard to any amendment subsequent to such date).

8. The last sentence of Section 15 of the Employment Agreement is hereby amended to read in its entirety as follows:

     Notwithstanding the foregoing, Sections 10, 11, 14 and 17 and, if Executive's employment terminates in a manner giving rise to a payment or benefit under Section 12, Section 12 shall survive the termination of this Agreement.

9. Except as specifically amended hereby, the other terms and conditions of the Employment Agreement shall remain in full force and effect.

10. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

11. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York, without regard to the conflicts of law principles of such State.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

                             ASBURY AUTOMOTIVE GROUP, INC.


                             By: /s/ Ian Snow
                                 ----------------------------------------------
                                 Name:  Ian Snow
                                 Title: Chairman of the Compensation Committee




                                 /s/ Kenneth B. Gilman
                                 ----------------------------------------------
                                 Kenneth B. Gilman